Exhibit 10AAv

AMENDMENT AGREEMENT NO. 2

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment Agreement”), is made and entered into as of the 30th day of January, 2004, by and among TECH DATA CORPORATION, a Florida corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, and each other lender party to the Credit Agreement (as defined below) (hereinafter Bank of America and such other lenders may be referred to individually as a “Lender” or collectively as the “Lenders”), and BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”):

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of May 2, 2003 (as the same has been amended prior to the date hereto and may be further amended, modified, supplemented, or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Required Lenders amend the Credit Agreement as hereinafter set forth; and

WHEREAS, upon the terms and conditions contained herein, the Administrative Agent and the Required Lenders are willing to amend the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows, effective as of the Effective Date:

1. Definitions. Capitalized terms not otherwise defined in this Amendment Agreement have the respective meanings assigned thereto in the Credit Agreement.

2. Amendments. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definition of “European Trade Receivables Purchase Facility” in Section 1.02 of the Credit Agreement is amended in its entirety so that as amended it shall read as follows:

“ ‘European Trade Receivables Purchase Facilities’ means, collectively, the European Trade Receivables Securitization Facilities and the European Trade Receivables Transfer Facilities; provided that the aggregate principal amount of the accounts receivable that are sold or assigned under all European Trade Receivables Purchase Facilities shall not exceed EUR 300,000,000.”

(b) The definition of “European Trade Receivables Purchase Documents” in Section 1.02 of the Credit Agreement is amended in its entirety so that as amended it shall read as follows:

“ ‘European Trade Receivables Purchase Documents’ shall mean, collectively, the contracts establishing the European Trade Receivables Purchase Facilities. “

(c) The following definition of “European Trade Receivables Securitization Facilities” is added to Section 1.02 of the Credit Agreement in the appropriate alphabetical order:

“ ‘European Trade Receivables Securitization Facilities’ means, collectively, one or more facilities each of which provides for limited recourse sales and assignments of accounts receivable of a European Subsidiary to a special purpose entity, in connection with the issuance of obligations by such special purpose entity secured by such accounts receivable, which sales and assignments of accounts receivable shall be on such terms, the proceeds of the issuance of which obligations shall be made available to such European Subsidiary on such rates of advance, and the obligations issued by such special purpose entity shall be in such amount or amounts, bear such rate or rates of interest, and be subject to such other terms and conditions, all as shall be reasonably acceptable to the Administrative Agent; provided that each such facility shall constitute an asset securitization transaction.”

(d) The following definition of “European Trade Receivables Transfer Facilities” is added to Section 1.02 of the Credit Agreement in the appropriate alphabetical order:

“ ‘European Trade Receivables Transfer Facilities’ means, collectively, one or more arrangements each of which provides for sales, transfers or assignments of accounts receivable of a European Subsidiary to a third party purchaser, transferee or assignee (each a “Transferee”) at a discount, which Transferee shall be reasonably acceptable to the Administrative Agent and which sales, transfers and assignments shall be on such terms and conditions (including such purchase prices and discount rates for the accounts receivable) as shall be reasonably acceptable to the Administrative Agent; provided, however, that such approval of the Transferee, terms and conditions by the Administrative Agent shall not be required for European Trade Receivables Transfer Facilities in an aggregate amount of not more than EUR 50,000,000 in any fiscal year.”

(e) The next-to-last sentence of Section 2.04(a) of the Credit Agreement is amended to read as follows:

“Each Swing Line Loan shall be a Base Rate Loan or shall bear interest at such other rate mutually agreeable to the Swing Line Lender and the Borrower.”

(f) Clause (iii) of Section 2.08(a) of the Credit Agreement is amended to read as follows:

“(iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Base Rate plus the Applicable Rate or (B) such other rate mutually agreeable to the Swing Line Lender and the Borrower.”

(g) Section 8.01(j) of the Credit Agreement is amended to read as follows:

“(j) Liens on accounts receivable arising in connection with the Trade Receivables Purchase Facility or the European Trade Receivables Purchase Facilities.”

(h) Section 8.03(f) of the Credit Agreement is amended to read as follows:

“(f) any obligations arising under the Trade Receivables Purchase Facility or the European Trade Receivables Purchase Facilities.”

(i) Section 8.13(b) of the Credit Agreement is amended to read as follows:

“(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

“Period	Maximum Consolidated Total Leverage Ratio

Closing Date through October 31, 2003	4.00 to 1.00

November 1, 2003 through April 30, 2004	5.00 to 1.00

May 1, 2004 through January 31, 2005	4.75 to 1.00

February 1, 2005 through April 30, 2005	4.50 to 1.00

May 1, 2005 through July 31, 2005	4.25 to 1.00

August 1, 2005 and thereafter	4.00 to 1.00”

(j) Section 8.13(c) of the Credit Agreement is amended to read as follows:

“(c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

“Period	Maximum Consolidated Senior Leverage Ratio

Closing Date through October 31, 2003	3.25 to 1.00

November 1, 2003 through April 30, 2004	3.75 to 1.00

May 1, 2004 through April 30, 2005	3.50 to 1.00

May 1, 2005 and thereafter	3.25 to 1.00;

and”

3. Consent of Guarantors. The Guarantors have joined in the execution of this Amendment Agreement solely for the purpose of (i) agreeing to the amendment of the Credit Agreement and (ii) confirming their guarantees of payment of all the Obligations.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that:

(a) The representations and warranties made by Borrower in Article VI of the Agreement are true on and as of the date hereof, provided that for the purposes of the representation and warranty set forth in Section 6.19, the Tech Data TROL Facility identified in Schedule 6.19 to the Agreement has been replaced by a Successor Tech Data Synthetic Lease Facility involving SunTrust Equity Funding, LLC as lessor and SunTrust Bank, as administrative agent.

(b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.01 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

(c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

(d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

5. Conditions Precedent. This Amendment Agreement shall become effective upon the Administrative Agent’s receipt, on or before the date hereof, of:

(a) eighteen (18) counterparts of this Amendment Agreement duly executed by the Borrower, each Guarantor, the Administrative Agent and at least the Required Lenders; and

(b) payment from the Borrower of the Amendment Fee for each Executing Lender, pursuant to the letter agreement dated January 29, 2004 between the Administrative Agent and the Borrower.

6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled, except in accordance with Section 11.01 of the Credit Agreement.

7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

8. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

10. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

12. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Agent and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

TECH DATA CORPORATION

By:	/s/ Charles V. Dannewitz

Name:	Charles V. Dannewitz
Title:	Sr. V.P. of Tax and Treasurer

GUARANTORS:

TECH DATA PRODUCT MANAGEMENT, INC.
TECH DATA FINANCE PARTNER, INC.
TECH DATA LATIN AMERICA, INC.

By:	/s/ Charles V. Dannewitz

Name:	Charles V. Dannewitz
Title:	Sr. V.P. of Tax and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Sugeet Manchanda

Name:	Sugeet Manchanda
Title:	Principal

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sugeet Manchanda

Name:	Sugeet Manchanda
Title:	Principal

BANK ONE, NA

By:	/s/ Sarah H. White

Name:	Sarah H. White
Title:	Director, Capital Markets

ABN AMRO BANK N.V.

By:	/s/ Jana Dombrowski

Name:	Jana Dombrowski
Title:	Vice President

ABN AMRO BANK N.V.

By:	/s/ Lynn R. Schade

Name:	Lynn R. Schade
Title:	Managing Director

SUNTRUST BANK

By:	/s/ Kimberly Evans

Name:	Kimberly Evans
Title:	Director

CITICORP USA, INC.

By:	/s/ Julio Ojea Quintana

Name:	Julio Ojea Quintana
Title:	Director Global Media & Communications

DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH

By:	/s/ David G. Dickinson, Jr.

Name:	David G. Dickinson, Jr.
Title:	Vice President

By:	/s/ William W. McGinty

Name:	William W. McGinty
Title:	Director

KEY CORPORATE CAPITAL, INC.

By:	/s/ Jeff Kalinowski

Name:	Jeff Kalinowski
Title:	Vice President

BNP PARIBAS

By:	/s/ Angela Arnold

Name:	Angela Arnold
Title:	Vice President

By:	/s/ Aurora Abella

Name:	Aurora Abella
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/ Donald E. Sellers, Jr.

Name:	Donald E. Sellers, Jr.
Title:	Director

THE BANK OF NOVA SCOTIA

By:	/s/ Kemp Leonard

Name:	Kemp Leonard
Title:	Director

FLEET NATIONAL BANK

By:	Not Executed

Name:

Title:

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH

By:	/s/ Marianne Weinzinger

Name:	Marianne Weinzinger
Title:	Director

By:	/s/ Yoram Dankner

Name:	Yoram Dankner
Title:	Managing Director

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Richard J. Popp

Name:	Richard J. Popp
Title:	Vice President

NATEXIS BANQUES POPULAIRES

By:	/s/ Nicolas Regent

Name:	Nicolas Regent
Title:	VP Multinational

By:	/s/ P.J. van Tulder

Name:	P.J. van Tulder
Title:	VP & Mgr.